Exhibit 10.8

NOTE

$2,900,000.00	March 31, 2000
Worcester, Massachusetts

FOR VALUE RECEIVED, the undersigned, Boston Biomedica, Inc., a corporation organized pursuant to the laws of the Commonwealth of Massachusetts with a principal place of business at 375 West Street, West Bridgewater, Massachusetts (hereinafter called the “Borrower”), promises to pay to

COMMERCE BANK & TRUST COMPANY

a Massachusetts Trust Company organized pursuant to Massachusetts General Laws, Chapter 172 (hereafter referred to as the “Lender”), OR ORDER at its principal office at 386 Main Street, Worcester, Worcester County, Massachusetts, 01608 the principal sum of

Two Million Nine Hundred Thousand and 00/100 ($2,900,000.00) DOLLARS

or the aggregate unpaid principal amount of all advances made by the Lender to the Borrower pursuant to the terms of the Agreement (as defined below), whichever is less together with interest on the unpaid principal until paid at the rate and in the manner hereafter provided in lawful money of the United States of America. The principal of this Note shall bear interest computed on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days.

Principal and interest not paid when due shall bear interest at the rate set forth herein from the due date until paid.

During the first five (5) years of this Note, the rate of interest payable hereunder shall be nine and three quarters (9.75%) percent per annum. At the sixth (6th) anniversary of this Note, interest shall be payable hereunder at the per annum rate of seven quarters of one (0.75%) percent in excess of the Corporate Base Rate then in effect. Corporate Base Rate shall mean the annual rate of interest established by the Lender from time to time as its corporate base rate.

Equal payments of principal and interest, on the outstanding principal, shall be paid monthly in arrears beginning one (1) month from the date hereof and continuing on the same day of each month thereafter until paid in full. Notwithstanding the foregoing, Lender may adjust the monthly payments of principal and interest annually, each change to be effective with the next monthly payment, to insure that the monthly payments will continue to result in payment in full of the obligations of the Borrower hereunder assuming an amortization term of twenty (20) year(s) from the date of the Note, the then applicable interest rate, and the balance of principal then outstanding, all to be determined by the Lender in its exclusive discretion exercised in a commercially reasonable manner.

All indebtedness, if not sooner paid, shall be due and payable ten (10) year(s) from the date of this Note.

The Lender may collect a late charge not to exceed five (5%) percent of any installment of principal or interest, or any other amount due to the Lender which is not paid or reimbursed by the Borrower within fifteen (15) days of the due date thereof.

In addition to such late charge, after an Event of Default, that is not cured within any specified grace period, at the option of the Lender, the rate of interest payable hereunder may be increased by four (4%) percent per annum.

The Borrower shall have the right to prepay this Note in part or in full without penalty, except that, if this Note is prepaid through financing with another lending institution, (i) during the first twelve months of this Note additional interest in the amount of five percent (5%) of the amount prepaid shall be paid to the Lender, (ii) during the second twelve (12) months of this Note additional interest in the amount of four percent (4%) of the amount prepaid shall be paid to the Lender, (iii) during the third twelve (12) months of this Note additional interest in the amount of three percent (3%) of the amount prepaid shall be paid to the Lender, (iv) during the fourth twelve (12) months of this Note additional interest in the amount of two percent (2%) of the amount prepaid shall be paid to the Lender, (v) during the fifth twelve (12) months and any remaining period of this Note additional interest in the amount of one percent (1%) of the amount prepaid shall be paid to the Lender.

Borrower shall maintain with Lender an account from which Lender shall deduct the monthly payment due under, the Note.

This Note has been executed and delivered in accordance with the Loan Agreement (the “Agreement”) of even date herewith between the Borrower and the Lender, incorporated herein by reference, which sets forth further terms and conditions upon which the entire unpaid principal hereunder and all interest hereon may become due and payable, and generally as to further rights of the Lender and duties of the Borrower with respect hereto.

This Note shall become due and payable, including the entire balance of principal and interest then accrued and unpaid, prior to maturity at the option (exercisable without notice and regardless of any prior forbearance or indulgences) of the holder hereof upon any one or more of the following events, the occurrence of any of which shall be a default:

1. default in the performance or observance of any of the agreements, covenants or conditions of this Note or contained in any instrument securing this Note (other than payments due hereunder) or in any other obligation of Borrower to the Lender or any other lender of Borrower; or

2. failure to make any payment due hereunder; or

3. institution of bankruptcy or insolvency proceedings by or against the Borrower, or any endorser or guarantor not discharged within thirty (30) days after the filing thereof; or

4. death, dissolution, termination of existence, insolvency or business failure of the Borrower; or

5. appointment of a receiver of any part of the property of any party to the Note, levy on or attachment of any property of any such party, or an assignment for the benefit of creditors by any such party, which is not cured within sixty (60) days.

Any deposits or other sums at any time credited by or due from the holder to Borrower or any endorser or guarantor hereof and any securities or other property of Borrower or any endorser or guarantor hereof in the possession or custody of the holder may at all times be held and treated as collateral security for the payment of this Note and any and all other liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of said respective Borrower, endorser or guarantor to the holder; and the holder on or after default in payment hereof may sell any such securities or other property at broker’s board or at public sale or private sale without demand, notice or advertisement of any kind, all of which are hereby expressly waived. The holder may apply or set off such deposits or other sums against said liabilities at any time in the case of Borrower, but only with respect to matured liabilities in the case of endorsers or guarantors. In case this Note shall not be paid in full whenever it shall become due, the Borrower and any endorser or guarantor hereof agree to pay all costs and expenses of collection including court costs and reasonable attorneys’ fees.

Each Borrower, guarantor, endorser or other person now or hereafter liable for the payment of any of the indebtedness evidenced by this Note (herein a “party”) severally agrees, by making, guaranteeing or endorsing this Note or by making any agreement to pay any of the indebtedness evidenced by this Note, to waive presentment for payment, protest and demand, notice of protest, demand and of dishonor and non-payment of this Note, and consents without notice or further assent (a) to the substitution, exchange, or release of the collateral securing this Note or any part thereof at any time; (b) to the acceptance by the holder or holders at any time of any additional collateral or security or other guarantors of this Note; (c) to the modification or amendment at any time, and from time to time, of this Note, and any instrument securing this Note, at the request of any person liable hereon; (d) to the granting by the holder hereof of any extension of the time for payment of the Note or for the performance of the agreements, covenants, and conditions contained in this Note, or any instrument securing this Note, at the request of any other person liable hereon; and (e) to any and all forebearances and indulgences whatsoever; and such consent shall not alter or diminish the liability of any person.

The Borrower represents that the proceeds of this Note will be used solely for commercial and business purposes and not for personal, family, household or agricultural purposes and the Borrower acknowledges that this representation has been relied upon by the Lender.

This Note shall be the joint and several obligation of the Borrower and all sureties, guarantors and endorsers, and shall be binding upon them and their respective successors and assigns and each or any of them.

IN WITNESS WHEREOF, the Borrower has signed and sealed this Note as of the day and year first above written.

Signed in the presence of:	Boston Biomedica, Inc.

/s/ Illegible	By:	/s/ RICHARD T. SCHUMACHER
Witness		Richard T. Schumacher, its duly authorized Chief Executive Officer and Assistant Treasurer

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